EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ariba, Inc. (the “Company”) on Form 10-Q/A for the quarter ending March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert M. Calderoni, as Chief Executive Officer of the Company, and James W. Frankola, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT M. CALDERONI
Robert M. Calderoni President and Chief Executive Officer April 11, 2003

/s/ JAMES W. FRANKOLA
James W. Frankola Executive Vice President and Chief Financial Officer April 11, 2003